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Strategist Tax-Free Income Fund, Inc.
File No. 33-63909/811-07407

EXHIBIT INDEX

Exhibit 10:     Opinion and consent of counsel.

Exhibit 11:     Independent Auditors' Consent.

Exhibit 17:     Financial Data Schedules.

Exhibit 19(a): Director's Power of Attorney dated November 20, 1997.

Exhibit 19(b): Officers' Power of Attorney dated November 21, 1997.

Exhibit 19(c): Trustees Power of Attorney dated January 7, 1998.